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                                                                    EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                    A I M MANAGEMENT GROUP ACQUISITION CORP.



                                   ARTICLE I

                 The name of the Corporation is A I M Management Group Acquisition Corp.


                                   ARTICLE II

                 The Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

                 The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

                 The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.


                                   ARTICLE V

                The corporation is to have perpetual existence.

                                   ARTICLE VI

                 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.
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                                  ARTICLE VII

                 Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                                  ARTICLE VIII

                 The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

                 A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing, or arising out of acts or omissions occurring, at or prior to such repeal or modification.



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                                   ARTICLE X

                 The name and mailing address of the incorporator is as follows:

                                  L. J. Vitalo
                                  The Corporation Trust Company
                                  Corporation Trust Center
                                  1209 Orange Street
                                  Wilmington, DE 19801


                                  K. A. Widdoes
                                  The Corporation Trust Company
                                  Corporation Trust Center
                                  1209 Orange Street
                                  Wilmington, DE 19801


                                  M. A. Brzoska
                                  The Corporation Trust Company
                                  Corporation Trust Center
                                  1209 Orange Street
                                  Wilmington, DE 19801



               IN WITNESS WHEREOF, WE, the undersigned, being the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 10th day of February, 1997.


                                             L. J. Vitalo
                                          --------------------------
                                             L. J. Vitalo




                                             K. A. Widdoes
                                          --------------------------
                                             K. A. Widdoes




                                             M. A. Brzoska
                                          --------------------------
                                             M. A. Brzoska



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